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                                                                   Exhibit 10.62


                               EQUIPMENT SUBLEASE

         THIS EQUIPMENT SUBLEASE (this "Sublease") is made and entered into as of the 28 day of March, 2000, by and between INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation ("IIS"), and goracing.com, inc., a Delaware corporation, ("goracing").

                                    RECITALS

         A. Action Performance Companies, Inc., an Arizona corporation and sole shareholder of goracing ("Action") and goracing (goracing and Action are hereinafter collectively referred to as the "Retaining Parties") have entered into certain equipment leases with General Electric Capital Corporation, a New York Corporation ("GE Capital"), dated as of December 22, 1998, and August 9, 1999, respectively (the "Master Equipment Leases") whereby the Retaining Parties lease certain equipment (the "GEAC Equipment") located at and used as part of the occupancy of 1480 S. Hohokam Drive, Tempe, Arizona (the "Premises").

         B. Action has entered into a Lease Agreement with H-B TEMPE, L.L.C., an Arizona limited liability company ("Tempe") dated June 28, 1999 for the Premises (the "Hohokam Lease").

         C. As of the date hereof, Action intends to enter into a Sublease with IIS (the "Hohokam Sublease") whereby IIS will assume certain of the rights and obligations of Action under the Hohokam Lease.

         D. As of the date hereof, the Retaining Parties intend to enter into an Equipment Sublease with IIS (the "Equipment Sublease") whereby IIS assumes all of the rights and obligations of the Retaining Parties under the Master Equipment Leases.

         E. As of the date hereof, goracing intends to enter into an Asset Purchase Agreement with IIS (the "Asset Purchase Agreement") whereby IIS will purchase certain assets from goracing that are currently located on and are being used as part of the occupancy of the Premises (the "Purchased Equipment"). The Purchased Equipment is listed on Schedules A and B of the Asset Purchase Agreement. (The GEAC Equipment and the Purchased Equipment is collectively referred to hereinafter as the "Equipment").

         F. A portion of the Equipment is located in the portion of the Premises that is currently not subject to the Hohokam Sublease (the "Retained Premises") and/or is currently being used by goracing (the "goracing Equipment"). The goracing Equipment includes, but is not limited to certain furniture, fixtures, computers and network equipment.

         G. goracing desires to sublease from IIS and IIS desires for goracing to sublease the goracing Equipment upon the terms and conditions contained herein.


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                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. GRANT. IIS hereby subleases the goracing Equipment to goracing, and goracing hereby subleases the goracing Equipment from IIS, on the terms and conditions herein set forth.

         2. RENT.

                  (a) BASE RENT. In exchange for the leasehold interest of the goracing Equipment, goracing shall pay IIS $8,000 per month (the "Base Rent"), which shall be due and payable on the 1st day of each month beginning on April 1, 2000.

                  (b) ADJUSTMENTS TO BASE RENT.

                           (i) FIRST FLOOR RETAINED PREMISES EXPANSION RIGHT. In
the event that IIS exercises its First Floor Retained Expansion Right (as defined in Section 5 of the Hohokam Sublease) the Base Rent shall be reduced by $3,000 per month beginning on the date such exercise becomes effective.

                           (ii) SURRENDER OF FIRST FLOOR RETAINED PREMISES. In
the event that Action surrenders its right to the First Floor Retained Premises (as defined in Section 3(C) of the Hohokam Sublease) the Base Rent shall be reduced by $3,000 per month beginning on the date such surrender becomes effective.

                           (iii) SECOND FLOOR RETAINED PREMISES EXPANSION RIGHT.
In the event that IIS exercises its Second Floor Retained Expansion Right (as defined in Section 8 of the Hohokam Sublease) the Base Rent shall be reduced by $5,000 per month beginning on the date such exercise becomes effective.

                           (iv) SURRENDER OF SECOND FLOOR RETAINED PREMISES. In
the event that Action surrenders its right to the Second Floor Retained Premises (as defined in Section 3(C) of the Hohokam Sublease) the Base Rent shall be reduced by $5,000 per month beginning on the date such surrender becomes effective.

         3. TERM.

                  (a) BASE TERM. goracing's rights and obligations under this Sublease shall commence as of the date set forth above and shall expire upon the Expiration Date of the Hohokam Sublease (as defined in Section 1(H) of the Hohokam Sublease).

                  (b) ADJUSTMENTS TO THE TERM. In the event that IIS exercises its First Floor Retained Premises Expansion Right or its Second Floor Retained Premises Expansion Right, or in the event that Action surrenders its rights to the First Floor Retained Premises or the Second


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Floor Retained Premises, the term of this Sublease, with respect to the portion of the Equipment located in or associated with the respective retained or surrendered area, shall be reduced to the effective date of such exercise or surrender.

                  (c) AUTOMATIC TERMINATION. In the event that Action's occupancy of the Premises is completely terminated in accordance with the terms and conditions of the Hohokam Sublease, this Sublease shall simultaneously, and automatically terminate (without being deemed, however, to be a waiver by goracing of any other rights or remedies it may have under this Sublease).

         4. NETWORKING EQUIPMENT. The parties agree that the Equipment includes approximately $170,000 of networking equipment more fully described on Exhibit A hereto (the "Networking Equipment"). The parties further agree that in exchange for a monthly payment of $5,000, goracing shall have exclusive use of the Networking Equipment until such Networking Equipment is no longer needed by goracing, but in no event shall such period of use extend beyond May 30, 2000.

         5. LATE PAYMENT CHARGE. If any amount due to IIS is not received in full by IIS on or before five (5) days after the date any such payment is due, then goracing shall pay to IIS a late payment charge in the amount of ten percent (10%) of the amount then due. This provision shall not be construed to allow or permit goracing to make payments after the due date, or to waive any of IIS's rights in connection with late payments made by goracing.

         6. NOTICES. All notices of communication required or permitted hereunder or with regard to the Base Equipment Leases shall be in writing and may be given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

                           (i)      If to goracing, addressed to it at:

                                    goracing.com, inc.
                                    4707 East Baseline Road
                                    Tempe, Arizona  85040
                                    Attn:  Chief Financial Officer
                                    Fax:  (602) 337-3780

                                    With a copy to:
                                    Greenberg Traurig, LLP
                                    1 E. Camelback Road, Suite 1100
                                    Phoenix, Arizona  85012
                                    Attn:  Robert S. Kant, Esq.
                                    Fax:  (602) 263-2350


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
                           (ii)     If to IIS, addressed to it at:

                                    Integrated Information Systems, Inc.
                                    1480 S. Hohokam Drive
                                    Tempe, Arizona  85281
                                    Attn:  Jeffrey Frankel
                                    Fax: (480) 317-8010

                                    With a copy to:
                                    Snell & Wilmer, LLP
                                    One Arizona Center
                                    400 East Van Buren
                                    Phoenix, Arizona  85004-2202
                                    Attn:  Michael Christopher, Esq.
                                    Fax:  (602) 382-6070

         7. GENERAL PROVISIONS.

                  (a) ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

                  (b) CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Arizona, notwithstanding any Arizona or other conflict-of-law provision to the contrary.

                  (c) COSTS AND FEES. goracing agrees to reimburse IIS and IIS agrees to reimburse goracing for any reasonable costs and expenses, including attorney's fees, incurred by such party in connection with the enforcement or preservation of any right or remedy of the other party under this Agreement.


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         IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS SUBLEASE AS OF THE
DATE FIRST ABOVE WRITTEN.

                   IIS:

                   INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation
                   By:     /s/ Craig A. King
                      ----------------------------------------------------------
                   Name:       Craig A. King
                         -------------------------------------------------------
                   Its:        Vice President
                         -------------------------------------------------------

                   GORACING:

                   goracing.com, Inc., a Delaware corporation

                   By:     /s/ David Husband
                      ----------------------------------------------------------
                   Name:       David Husband
                         -------------------------------------------------------
                   Its:        Chief Financial Officer
                         -------------------------------------------------------


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
                                    EXHIBIT A


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
               EXHIBIT A TO EQUIPMENT SUBLEASE (IIS TO GORACING)

BRAND          MODEL                DESCRIPTION                        QUANTITY     PRICE EA.       TOTAL
----------------------------------------------------------------------------------------------------------
Compaq         1850R                High density Proliant service           3       $ 3,260       $  9,780
Compaq         1600R                Proliant service                        1         3,095          3,095
Compaq         400PII               Processor for server                    4         1,560          6,240
Compaq         256MB                Memory kit for server                   4         1,670          6,680
Compaq         128MB                Memory kit for server                   4           826          3,304
Compaq         Smart-2DH            SCSI array controller                   4         1,645          6,580
Compaq         4.3GIG               Internal hard drive                     8           503          4,024
Compaq         9.1GIG               External hot-pluggable drive           14         1,080         15,120
Compaq         DLT ArrayII          DLT Drive system                        1        26,685         26,685
Compaq         StorEdge U1          array storage system                    1         1,457          1,457
Compaq         Rack&access          Rack & keyboard, etc.                   1         3,305          3,305
Compaq         UPS 3000             Rack mountable UPS system               1         1,853          1,853
Compaq         FLMon                Flat monitor for servers                1         1,295          1,295
Cisco          Catalyst 6509        Switch for connectivity                 1         7,196          7,196
Cisco          PWR supply           2nd Power supply for Catalyst           1         2,876          2,876
Cisco          SupE1                SUP Engine for Catalyst                 1         7,196          7,196
Cisco          MSM mod              MSM Module for Catalyst                 1        14,396         14,396
Cisco          CAT6000 48prt        48 Port Switch module for Catalyst      4         9,356         37,424
Cisco          3640 Router          Router for connectivity                 1         4,745          4,745
Cisco          CAT6000 gig          Gigabit module for Catalyst             1         7,196          7,196
                                                                                                    ------
                                                                                      TOTAL       $170,447



Fixed Asset Schedules         Page 1 of 1        Assets Retained by goracing.com